SCHEDULE II

				  INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

				            SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-BEASLEY BROADCAST GROUP

          GAMCO INVESTORS, INC.
                      11/18/04          250,000-             *DO
                      11/16/04            1,000-             *DO
                      11/16/04            1,000            17.5000
                      11/08/04            1,500            17.0500
                      11/08/04            1,500            17.0500
                      11/08/04            1,500-           17.0500
                      11/08/04            1,500-           17.0500
                      11/08/04            1,500-           17.0500
                      10/21/04            1,000-           14.9060

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.